UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2006

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Other Events

On Monday, May 15, 2006, PPL Energy Supply, LLC (“PPL Energy Supply”) entered into an Underwriting Agreement with Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, for themselves and as representatives of the several underwriters named therein, relating to the offering and sale by PPL Energy Supply of $300,000,000 of its 6.20% Senior Notes due 2016 (the “Notes”). The Notes are expected to be issued on May 18, 2006, subject to customary closing conditions. The maturity date of the Notes is May 15, 2016, subject to earlier redemption at PPL Energy Supply’s option. Proceeds from the sale of the Notes are expected to be used for capital expenditures, including expenditures relating to PPL Energy Supply’s previously-announced installation of pollution control equipment at two of its coal-fired power plants in Pennsylvania, and general corporate purposes.

The Notes will be issued under PPL Energy Supply’s existing shelf registration statement on file with the Securities and Exchange Commission (Registration No. 333-132574-01).

A copy of the Underwriting Agreement for the Notes offering is attached to this Form 8-K as Exhibit 1(a).

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

1(a) -
Underwriting Agreement dated May 15, 2006, among PPL Energy Supply, LLC and Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, for themselves and as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ENERGY SUPPLY, LLC

By:	/s/ Matt Simmons Matt Simmons Vice President and Controller

Dated: May 16, 2006